Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Radix Marine, Inc.
9119 Ridgetop Blvd. Suite 260
Silverdale, Washington 98383


     The undersigned consents to the use of its opinion dated October 14, 2004, relating to the financial statements of Radix Marine, Inc., and to the reference to the firm under "Experts," all as included in the Registration Statement on Form SB-2.


Torrance, California               /s/ Jonathon P. Reuben C.P.A
                                   -----------------------------------------

November 5, 2004